Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 130 to Registration Statement No. 033-58846 on Form N-1A of our reports dated December 20, 2019, relating to the financial statements and financial highlights of Lord Abbett Alpha Strategy Fund, Lord Abbett Focused Growth Fund, Lord Abbett Focused Large Cap Value Fund, Lord Abbett Focused Small Cap Value Fund (formerly Lord Abbett Micro-Cap Value Fund), Lord Abbett Fundamental Equity Fund, Lord Abbett Global Equity Research Fund, Lord Abbett Growth Leaders Fund, Lord Abbett Health Care Fund, Lord Abbett International Equity Fund, Lord Abbett International Opportunities Fund, Lord Abbett International Value Fund, Lord Abbett Micro-Cap Growth Fund, and Lord Abbett Value Opportunities Fund, each a series of Lord Abbett Securities Trust, appearing in the Annual Report on Form N-CSR of Lord Abbett Securities Trust for the year ended October 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

February 20, 2020